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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ALARIS MEDICAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALARIS MEDICAL, INC.

10221 Wateridge Circle
San Diego, California 92121-2733
(858) 458-7000

April 12, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders, which will be held at the Harvard Club of New York, 27 West 44th Street, New York, New York at 10:00 a.m. on May 22, 2002.

        The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. At the meeting you will be asked to vote on the election of directors, approval of a performance-based incentive bonus plan, approval of an amendment to the Non-Employee Director Stock Option Plan and the ratification of the appointment of independent accountants for 2002. I will report on current operations and discuss our medication safety strategy. I will also allow adequate time for your questions and comments.

        It is important that your shares be represented and voted at the meeting. Therefore, whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope, or vote using the Internet or telephone. To vote your proxy using the Internet or by telephone, follow the instructions on the proxy card.

        Thank you for your support and continued interest in ALARIS Medical, Inc.

Very truly yours,
/s/ DAVID L. SCHLOTTERBECK David L. Schlotterbeck President and Chief Executive Officer

ALARIS MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2002

April 12, 2002

To Our Shareholders:

        Notice is hereby given that the Annual Meeting of Stockholders of ALARIS Medical, Inc. will be held at the Harvard Club of New York, 27 West 44thStreet, New York, New York at 10:00 a.m. on May 22, 2002 for the following purposes:

  1.
  To elect six directors;

  2.
  To approve our performance-based incentive bonus plan;

  3.
  To approve an amendment to our Non-Employee Director Stock Option Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2002; and

  5.
  To transact such other business as may properly come before the meeting and all adjournments thereof.

        The Board of Directors has fixed the close of business on April 1, 2002 as the record date for purposes of determining the stockholders entitled to notice of, and to vote at, the meeting.

        A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder, for any purpose germane to the meeting, at the law offices of Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, 29th Floor, New York, New York 10020 during ordinary business hours for ten days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

By Order of the Board of Directors,
/s/ STUART E. RICKERSON Stuart E. Rickerson Secretary

PROXY STATEMENT
ALARIS MEDICAL, INC.

10221 Wateridge Circle
San Diego, California 92121-2733
(858) 458-7000

ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement and enclosed form of proxy are being furnished to stockholders in connection with the solicitation by the Board of Directors of ALARIS Medical, Inc. of proxies to be voted at the Annual Meeting of stockholders to be held at 10:00 a.m. on May 22, 2002, and all adjournments thereof. Proxy statements and forms of proxy are first being sent to stockholders on or about April 12, 2002.

ABOUT THE MEETING

What is the purpose of the meeting?

        The purpose of the meeting is: (i) to elect six directors; (ii) to approve our performance-based incentive bonus plan; (iii) to approve an amendment to our Non-Employee Director Stock Option Plan; (iv) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2002; and (v) to transact such other business as may properly come before the meeting and all adjournments thereof.

Who is entitled to vote at the meeting?

        The close of business on April 1, 2002 has been set as the record date for purposes of determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on April 1, 2002 are entitled to receive notice of and to participate in the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting and all adjournments thereof.

What is the required vote to adopt the proposals to be voted on at the meeting?

        With the exception of the election of directors, the affirmative vote of the holders of a majority of the shares of common stock, present in person or represented by proxy, is necessary for approval of all matters to be presented at the meeting. Each share of common stock entitles its holder of record to one vote, except with respect to the election of directors. The election of directors shall be by plurality vote, with each stockholder having the right to vote his shares cumulatively. See Proposal 1. The aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder, present in person or by proxy, has no effect on the item on which the stockholder abstained from voting.

What constitutes a quorum?

        The holders of record of a majority of the shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum, the holders of record, present in person or represented by proxy at such meeting, may vote to adjourn the meeting from time to time until a quorum is obtained.

How do I vote?

        You may vote: (1) in person by attending the meeting; (2) by completing and returning a proxy by mail; (3) by using the Internet; or (4) by telephone. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. To vote your proxy by mail, complete and properly sign the accompanying proxy card and return it to the Company and it will be voted as you direct. To vote your proxy using the Internet or by telephone, follow the instructions on the proxy card. It is necessary to have the proxy card available when you access the Internet website or place your telephone call.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you are a registered stockholder and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (see Proposal 1);

  •
  for approval of our performance-based incentive bonus plan (see Proposal 2);

  •
  for approval of an amendment to our Non-Employee Director Stock Option Plan (see Proposal 3); and

  •
  for ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2002 (see Proposal 4).

PROPOSAL 1
ELECTION OF DIRECTORS

Cumulative Voting Rights

        The election of directors will be by a plurality vote. Six directors are to be elected to serve until the next annual meeting and until their successors are elected.

        Our certificate of incorporation and by-laws provide that, in the election of directors, every holder of common stock has the right to vote his shares cumulatively. Under cumulative voting, the number of shares of common stock a stockholder is entitled to vote multiplied by the number of directors to be elected represents the number of votes such stockholder may cast at such election. A stockholder may cast all such votes for one nominee or distribute them among any two or more nominees. As a result, each stockholder, in voting for directors at the meeting, will be entitled to six votes for each share of common stock held.

        UNLESS OTHERWISE DIRECTED, IT IS THE INTENTION OF THE PERSONS DESIGNATED AS PROXIES TO CUMULATE VOTES FOR ONE OR MORE OF THE NOMINEES LISTED BELOW IN A MANNER SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF SUCH NOMINEES TO THE BOARD OF DIRECTORS. IF ANY OF SUCH NOMINEES SHOULD BECOME UNAVAILABLE FOR ANY REASON, IT IS INTENDED THAT PROXIES WILL BE VOTED FOR THE ELECTION OF SUCH OTHER PERSON(S) AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

Nominees

        Information regarding the nominees for election to the Board of Directors is set forth below. The information presented with respect to each nominee has been furnished by that nominee. All current directors have been elected to serve until the next annual meeting and until their successors are elected.

Name	Age	Standing Committee Membership(s)
David L. Schlotterbeck	54	None
Norman M. Dean	81	Compensation and Stock Option Committee, Audit Committee
Henry Green	59	Audit Committee
Barry D. Shalov	60	None
William T. Tumber	67	Compensation and Stock Option Committee (Chairman)
Hank Brown	62	Compensation and Stock Option Committee, Audit Committee (Chairman)

        David L. Schlotterbeck — has been president, chief executive officer and a director since November 1, 1999. He joined the Company on April 19, 1999 as president and chief operating officer. Previously, Mr. Schlotterbeck was president and chief operating officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products from 1997 to March 1998. Pacific Scientific Company, a former New York Stock Exchange-traded company, was acquired by Danaher Corporation in March 1998. From 1995 to 1997, he was president and chief executive officer of Vitalcom, Inc., a medical network manufacturer. From 1991 to 1994, Mr. Schlotterbeck was executive vice president and chief operating officer for Nellcor, Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc. Mr. Schlotterbeck is a graduate of the

General Motors Institute with a B.S. in electrical engineering. He holds an M.S. in electrical engineering from Purdue University and completed the Executive Institute at Stanford University in 1984.

        Norman M. Dean — was appointed chairman of the Board of Directors on May 31, 2000. He has been a director of the Company since 1989 and he serves as a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Dean has been a director and chairman of the board of Miller Diversified Corp., a company involved in commercial cattle feeding, trucking, oil and gas and purified water, since May 1990.

        Henry Green — was president and chief operating officer of a predecessor of the Company from September 1990 to March 1993. He has been a director since 1991 and serves on the Audit Committee. Mr. Green served as an executive officer and director of Physician Computer Network, Inc. (PCN) from 1993 until his retirement in 1997. In December 1999, PCN filed for bankruptcy under Chapter 11 of the Bankruptcy Code, and its bankruptcy plan was confirmed in March 2000.

        Barry D. Shalov — has been a director since May 2000. Mr. Shalov has been a partner at the law firm of Piper Marbury Rudnick & Wolfe LLP since March 2000. Prior thereto, Mr. Shalov was a partner at the law firm of Gordon Altman Weitzen Shalov & Wein LLP for more than twenty years.

        William T. Tumber — has been a director since May 2000. Mr. Tumber serves as chairman of the Compensation and Stock Option Committee. Mr. Tumber was senior vice president of C.R. Bard, Inc. (Bard), a medical products manufacturer, from 1996 until his retirement from Bard in 1998. From 1991 to 1996, he was group vice president, responsible for several of Bard's operating divisions. Mr. Tumber held various other positions with Bard since 1980, including president of its Davol division. Prior to joining Bard, Mr. Tumber held a variety of management positions with the General Electric Company.

        Hank Brown — has been a director since July 2000. Mr. Brown serves as chairman of the Audit Committee and as a member of the Compensation and Stock Option Committee. Mr. Brown is currently the president of the University of Northern Colorado (UNC), serving in this capacity since July 1998. Before becoming UNC's president, he served Colorado in the U.S. Senate from 1990 until 1997. Before the Senate, Mr. Brown served five consecutive terms in the U.S. House of Representatives (1980-1990), representing Colorado's 4th Congressional District. He also served in the Colorado State Senate from 1972-1976. He was a vice president of Monfort of Colorado, a leading company in the meat packing industry, from 1968 to 1980. Mr. Brown is also a certified public accountant.

Committees of the Board

        The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.

        The Audit Committee currently consists of Messrs. Brown (Chairman), Dean and Green. The functions of the Audit Committee are set forth in the charter adopted by the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee met five times during 2001. See "Audit Committee Report."

        The Compensation Committee and the Stock Option Committee were consolidated into one committee in 2000. The Compensation and Stock Option Committee currently consists of Messrs. Tumber (Chairman), Brown and Dean. The function of the Compensation and Stock Option Committee is to review and approve the compensation of the executive officers and other employees of the Company and its subsidiaries, as well as material compensation plans of the Company and its subsidiaries, and to administer the Company's 1996 Stock Option Plan, as amended (the "1996 Stock Plan"), and the Third Amended and Restated 1988 Stock Option Plan. The Compensation and Stock Option Committee met ten times during 2001. See "Compensation and Stock Option Committee Report."

        The Board of Directors does not have a standing nominating committee or one performing similar functions.

        There were two limited purpose committees of the Board during 2001. A Special Committee of the Board, constituted under the Company's by-laws, comprising Messrs. Dean (Chairman), Brown and Tumber also met five times. The purpose of the Special Committee was to review and discuss various capital restructuring alternatives being considered by the Company and its majority stockholder. Other than reporting to management and the Board with regard to the above-mentioned matters, the Special Committee took no formal action. Upon the Company's entering into an amendment of its bank credit facility with its senior lending group on April 13, 2001, there were no further meetings of the Special Committee. In connection with the issuance by ALARIS Medical Systems, Inc. of $170 million of its 11 5/8% senior secured notes in October 2001, the Board established a Pricing Committee and named Mr. Dean as the sole member. The Pricing Committee met once during 2001.

        The Board of Directors met 15 times in 2001. Each director attended all of the meetings of the Board of Directors and meetings of committees of the Board on which such director serves, except for two telephonic meetings of the Board in which Mr. Shalov was unable to attend, one telephonic meeting of the Audit Committee in which Mr. Dean was unable to attend and one meeting of the Special Committee in which Mr. Brown was unable to attend.

Compensation of Directors

        Directors who are not employees of the Company or its subsidiaries are paid $25,000 per annum, in quarterly increments, and in addition receive $1,000 per Board of Directors and/or committee meeting attended. In recognition of the valuable assistance given by Mr. Dean in connection with the completed amendment to the Company's bank credit facility during 2001, the Board of Directors awarded Mr. Dean special compensation of $20,000.

        In addition, such directors are entitled to receive options to purchase shares of common stock pursuant to the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Company reimburses travel and accommodation expenses of directors incurred in connection with meetings. All of the directors are covered by the Company's directors and officers liability insurance policy.

        Under the current Directors Plan: (i) non-qualified stock options ("NQSOs") to purchase 10,000 shares of common stock are granted automatically to any non-employee director who has not declined to participate in the Directors Plan ("Eligible Director") on the next succeeding business day following his or her becoming an Eligible Director and (ii) NQSOs to purchase 10,000 shares of common stock are granted automatically to each Eligible Director on the anniversary date of his or her preceding NQSO grant under the Directors Plan and every year thereafter during the term of the Directors Plan, provided that such director remains an Eligible Director on the date of each such additional NQSO grant. NQSOs vest and become exercisable in one-third increments for each year of an Eligible Director's service on the Board from the date of grant of the NQSO. NQSOs granted under the Directors Plan are subject to termination under certain circumstances in the event the Eligible Director ceases to be an Eligible Director or becomes an employee of the Company.

        The Directors Plan is proposed to be amended. See Proposal 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, at March 13, 2002, information regarding the beneficial ownership of our common stock by: (i) all persons known by us who own beneficially more than 5% of the outstanding common stock; (ii) each director; (iii) each of the Named Executive Officers (as defined in the "Executive Compensation" section of this Proxy Statement); and (iv) all directors, nominees, and executive officers as a group. Unless otherwise stated, we believe that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. In addition, unless otherwise indicated, each such person's business address is 10221 Wateridge Circle, San Diego, California 92121.

	Shares Beneficially Owned		Percentage of Total(1)
Jeffry M. Picower South Ocean Boulevard Palm Beach, Florida 33480	46,643,209	(2)	76.1%
David L. Schlotterbeck	792,060	(3)	1.3%
Norman M. Dean	71,999	(4)	*
Henry Green	74,999	(5)	*
Barry D. Shalov	12,833	(6)	*
William T. Tumber	28,333	(7)	*
Hank Brown	8,333	(8)	*
William C. Bopp	551,787	(9)	*
Jake St. Philip	241,194	(10)	*
Sally M. Grigoriev	188,521	(11)	*
Frederic Denerolle	56,250	(12)	*
All directors, nominees and executive officers as a group (13 individuals)	2,320,159	(13)	3.8%

*
Less than 1%.

(1)
Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). On March 13, 2002, we had 59,239,752 shares of common stock outstanding.

(2)
Includes: (i) 20,079,477 shares of common stock owned by Decisions Incorporated ("Decisions"); (ii) 2,489,463 shares of common stock owned by JA Special Partnership Limited ("JA Special"); and (iii) 24,074,269 shares of common stock owned by JD Partnership, L.P. ("JD Partnership"). Mr. Picower is the sole stockholder and sole director of Decisions, which is the sole general partner of JD Partnership, and the sole general partner of JA Special. As a result, Mr. Picower shares or has the sole power to vote or direct the vote of and to dispose or direct the disposition of such shares of common stock and may be deemed to be the beneficial owner of such shares.

(3)
Includes: (i) 175,689 shares of common stock owned by Mr. Schlotterbeck and (ii) 580 shares of common stock owned by Mrs. Schlotterbeck (spouse), of which Mr. Schlotterbeck disclaims beneficial ownership. Includes currently exercisable option on 615,791 shares of common stock granted under the 1996 Stock Plan, of which 54,541 shares were granted after December 31, 2001. Does not include an unvested option on 588,750 shares of common stock that vests over time, of which 250,000 shares were granted after December 31, 2001. Does not include a Performance Option on 500,000 shares of common stock.

(4)
Includes: (i) 31,000 shares of common stock owned by Mr. Dean; (ii) 11,000 shares of common stock owned by Mrs. Dean (spouse); (iii) currently exercisable option on 19,999 shares of common stock under the Directors Plan and (iv) currently exercisable option on 10,000 shares of common stock granted in consideration for service on a special committee of the Board of Directors. Does not include an unvested option on an additional 20,001 shares of common stock granted under the Directors Plan that vests over time.

(5)
Includes: (i) 55,000 shares of common stock owned by Mr. Green and (ii) currently exercisable option on 19,999 shares. Does not include an unvested option to purchase 10,001 of common stock granted under the Directors Plan that vests over time.

(6)
Includes: (i) 9,500 shares of common stock owned by Mr. Shalov and (ii) currently exercisable option on 3,333 shares of common stock granted under the Directors Plan that vests over time. Does not include an unvested option on 16,667 shares of common stock granted under the Directors Plan that vests over time.

(7)
Includes: (i) 25,000 shares of common stock owned by Mr. Tumber and (ii) currently exercisable option on 3,333 shares of common stock granted under the Directors Plan that vests over time. Does not include an unvested option of 16,667 shares of common stock granted under the Directors Plan that vests over time.

(8)
Includes: (i) 5,000 shares of common stock owned by Mr. Brown and (ii) currently exercisable option on 3,333 shares of common stock granted under the Directors Plan that vests over time. Does not include an unvested option on 16,667 shares of common stock granted under the Directors Plan that vests over time.

(9)
Includes: (i) 278,955 shares of common stock owned by Mr. Bopp, including 13,337 shares purchased through the Company's 401(k) plan and (ii) currently exercisable option on 272,832 shares of common stock granted under the 1996 Stock Plan, of which 34,088 shares were granted after December 31, 2001. Does not include an unvested option on 146,256 shares of common stock granted under the 1996 Stock Plan, of which 50,000 shares were granted after December 31, 2001. Does not include a Performance Option on 85,000 shares of common stock.

(10)
Includes: (i) 1,200 shares of common stock owned by the Jake P. and Peggy L. St. Philip Trust and (ii) currently exercisable option on 239,994 shares of common stock granted under the 1996 Stock Plan. Does not include an unvested option on 55,006 shares of common stock granted under the 1996 Stock Plan that vests over time, of which 40,000 shares were granted after December 31, 2001. Does not include a Performance Option on 85,000 shares of common stock.

(11)
Includes: (i) 4,777 shares of common stock purchased by Ms. Grigoriev through the Company's 401(k) plan and (ii) currently exercisable option on 183,744 shares of common stock granted under the 1996 Stock Plan. Does not include an unvested option on 61,256 shares of common stock granted under the 1996 Stock Plan that vests over time, of which 50,000 shares were granted after December 31, 2001. Does not include a Performance Option on 85,000 shares of common stock.

(12)
Includes currently exercisable option on 56,250 shares of common stock granted to Mr. Denerolle under the 1996 Stock Plan. Does not include an unvested option on 143,750 shares of common stock granted under the 1996 Stock Plan that vests over time, of which 50,000 shares were granted after December 31, 2001. Does not include a Performance Option on 75,000 shares of common stock.

(13)
Includes currently exercisable options on 1,552,207 shares of common stock granted under the 1996 Stock Plan, of which 260,607 shares were granted after December 31, 2001 and 59,997 shares of common stock granted under the Directors Plan. Does not include: (i) unvested options on 1,341,580 shares of common stock granted under the 1996 Stock Plan that vests over time, of which 590,000 shares were granted after December 31, 2001; (ii) unvested options on an additional 80,003 shares of common stock granted under the Directors Plan that vests over time; and (iii) Performance Options on 1,075,000 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required to furnish us with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to us, or written representations that no reports were required, we believe that during 2001, all of our executive officers, directors and greater-than-10% beneficial owners complied with the Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Transactions

        Mr. Shalov, one of our directors, is a partner at Piper Marbury Rudnick & Wolfe LLP, which performs legal services for the Company.

        We were able to complete the retirement of the 7 1/4% convertible debentures in January 2002 by using proceeds of a loan from an unrestricted subsidiary along with cash proceeds from employee stock option exercises, including exercises by Messrs. Schlotterbeck, Bopp and two other executive officers of the Company, Stuart Rickerson and William Murphy, of "callable" stock options on 202,473 shares

(80,989; 50,618; 50,618; and 20,248, respectively) at $3.40 per share, the granting of which was previously agreed to by the Board in anticipation of the need to call some or all of these options to complete the convertible debenture retirement. In connection with the exercise in January 2002, Messrs. Schlotterbeck, Bopp and Rickerson each received interest-bearing, short-term loans in the amount of his aggregate option exercise price from us ($275,363; $172,102; and $172,102, respectively), aggregating $619,567. These loans were subsequently repaid in full.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation and Stock Option Committee is composed of three non-employee directors who review recommendations as to executive officer compensation which, upon the approval of the Compensation and Stock Option Committee, are submitted to the Board of Directors. The Compensation and Stock Option Committee also administers the 1996 Stock Plan and the Third Amended and Restated 1988 Stock Option Plan of the Company under which options have been granted on a discretionary basis to executive officers.

        The Compensation and Stock Option Committee of the Board of Directors furnished the following report on executive compensation for 2001.

What is the Company's compensation philosophy for executive officers?

        The Company's compensation philosophy and program for its executive officers generally consists of three elements: an annual base salary; annual performance-based bonuses and periodic grants of stock options. Under this approach, two of these three compensation components (the bonus and stock option grants) involve pay that is "at risk." The annual bonus is based, in significant part, on Company performance. Stock options relate directly to the appreciation in value of the Company stock. We believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders.

        Base Salary.    Base salaries for the Company's executive officers, other than the Chief Executive Officer, are based on recommendations made by the Company's Chief Executive Officer which take into account such factors as competitive industry salaries, nature of position, contribution, experience and length of service. All recommendations are subject to Committee review and approval.

        Annual Bonus.    In 2001, awards of annual bonuses to executive officers, as well as to other bonus-eligible employees, were granted under the Company's various incentive plans, all of which are administered by the Committee. These plans provide for bonuses in two different categories: (i) financial performance- based bonuses which relate primarily to the achievement of specified levels of sales, EBITDA and cash usage and (ii) product performance-based bonuses which relate primarily to product quality and compliance with government regulatory requirements. In the first quarter of 2001, the Committee established 2001 performance targets for these bonus plans. In February 2002, the Committee determined that the Company substantially exceeded the previously established 2001 performance targets in most categories. Accordingly, the Committee approved the bonus payments called for under the performance-based plans in accordance with the bonus payment levels set for that year, which levels exceed the target levels.

        Stock Options.    During 2001, the Committee granted stock options on a selective basis to certain employees in what the Committee believes to be competitive amounts. In carrying out the Committee's guidelines for fiscal 2001, management recommended to the Committee for review and approval, the number of options to be granted, within a range associated with the individual's position and salary level. For fiscal 2002, the Committee recommended and the Board approved guidelines for stock option grants for all option-eligible employees. Under these guidelines, stock option grants will generally be made on an annual basis. All decisions to grant options rest solely with the Committee. While options typically vest over a minimum of a four-year period, options granted to certain executive officers may have shorter or longer vesting periods.

What is the basis for Chief Executive Officer compensation?

        In 2001, Mr. Schlotterbeck earned $1,442,865 in salary and bonus, as shown in the Summary Compensation Table. The Committee considers this compensation appropriate in light of the significant improvement in the Company's performance in 2001. Mr. Schlotterbeck was paid an annual salary of $475,020 in 2001 as described under "Employee Contracts, Termination of Employment and Change-In-Control Arrangements." His bonus for 2001 consisted of $950,040 (200% of his annual base salary) under the Company's financial performance incentive plan and $24,000 under the Company's product performance plan. This was the first time that compensation to any one of the Company's executive officers exceeded $1,000,000. Since that portion of the compensation in excess of $1,000,000 paid to Mr. Schlotterbeck (totaling $442,865) was paid to him under incentive plans not previously approved by stockholders, that portion may not constitute a deductible Company expense for income tax purposes under Section 162(m) of the Internal Revenue Code.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and other executive officers as of the end of any fiscal year. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

        In February 2002 the Compensation and Stock Option Committee adopted a Performance-Based Incentive Bonus Plan designed to qualify under Section 162 (m) of the Internal Revenue Code. The Board of Directors approved this plan in February 2002 and it is being submitted for stockholder approval at the meeting. See Proposal 2.

        The Compensation and Stock Option Committee believes that it is generally in the Company's best interest to attempt to structure performance-based compensation, including stock options and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. The Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives even if the Company may not deduct all of the compensation.

        Accordingly, the Board and the Compensation and Stock Option Committee expressly reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

COMPENSATION AND STOCK OPTION COMMITTEE William T. Tumber, Chair Hank Brown, Member Norman M. Dean, Member

EXECUTIVE COMPENSATION

        The following table summarizes certain information regarding compensation paid or accrued by us or our subsidiaries to or on behalf of our Chief Executive Officer and each of the four most highly compensated executive officers whose total annual salary and bonus for the years ended December 31, 2001, 2000 and 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options	All Other Compensation ($)
David L. Schlotterbeck President and Chief Executive Officer(1)	2001 2000 1999	$468,825 452,010 253,027	$974,040 68,932 55,823	400,000 — 1,000,000	$23,536 19,392 5,000
William C. Bopp Senior Vice President and Chief Financial Officer	2001 2000 1999	263,850 250,497 171,584	489,228 48,760 24,181	— — 420,000	8,170 7,474 22,747	(2)
Jake St. Philip Vice President and General Manager, North America	2001 2000 1999	230,241 223,885 207,519	431,238 39,403 27,203	— — 140,000	5,954 10,207 10,765
Sally M. Grigoriev Vice President of Operations	2001 2000 1999	205,509 168,410 158,750	390,044 40,782 24,648	— — 130,000	5,671 5,564 5,398
Frederic Denerolle Vice President and General Manager, International	2001 2000 1999	200,000 — —	380,932 — —	225,000 — —	192,411 — —	(3)

(1)
Mr. Schlotterbeck also served as Chief Operating Officer of the Company from April 19, 1999 to October 31, 1999.

(2)
Includes $17,918 in relocation payments and $4,829 for contributions made by the Company in 1999 to match pre-tax elective deferrals to Mr. Bopp's retirement plan.

(3)
Includes $707 related to life insurance, $17,256 related to a Company car allowance, $15,193 for Mr. Denerolle's personal pension plan and $159,255 in relocation payments.

OPTION GRANTS IN 2001

        The following table sets forth certain information with respect to stock options granted during 2001 to the Named Executive Officers pursuant to the 1996 Stock Plan.

					Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for the Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001
			Exercise or Base Price ($/Share)
				Expiration Date
					5% ($)	10% ($)
David L. Schlotterbeck(1)	349,984	27.6%	$0.61	3-19-11	$134,263	$340,248
David L. Schlotterbeck(2)	50,016	3.9%	0.61	3-19-11	19,187	48,625
Frederic Denerolle(2)	150,000	11.8%	0.594	1-9-11	56,035	142,002
Frederic Denerolle(1)(3)	75,000	5.9%	0.594	1-9-11	28,017	71,001

(1)
Award is a non-qualified stock option within the meaning of Section 422 of the Internal Revenue Code.

(2)
Award is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(3)
Represent grants of "Performance Options" under the 1996 Stock Plan. These non-qualified options expire 10 years after grant and vest at the earlier of seven years after the grant date or at the time market value of our common stock reaches $7.00, $9.00 and $11.00 per share, in which event, these options will vest at 30%, 60% and 100%, respectively.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
AND OPTION VALUES AS OF DECEMBER 31, 2001

			Number of Securities Underlying Unexercised Options at 12/31/01		Value of Unexercised In-the-Money Options at 12/31/01 ($)(1)
	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Schlotterbeck	—	—	480,000	920,000	$459,860	$1,271,335
William C. Bopp	—	—	217,807	202,193	71,691	153,509
Jake St. Philip	—	—	235,307	104,693	27,000	97,750
Sally M. Grigoriev	—	—	180,932	99,068	22,500	97,750
Frederic Denerolle	—	—	46,875	178,125	119,813	455,288

(1)
Calculated based on the closing price of our common stock on December 31, 2001 ($3.15) as reported by the American Stock Exchange.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company and Mr. Schlotterbeck have entered into letter agreements which provide, among other things, for Mr. Schlotterbeck's annual salary and eligibility to receive an annual bonus under the Company's Performance Incentive Plan, which is based on meeting certain performance measures. In 2002, the Company agreed upon the recommendation of the Compensation and Stock Option Committee and by resolution of its Board to increase Mr. Schlotterbeck's annual salary from $475,020 to $500,000, effective April 1, 2002. Mr. Schlotterbeck continues to be eligible to receive a maximum target annual bonus of $24,000 under the Company's product performance plan and a maximum bonus under the Performance Incentive Plan equal to up to 200% of his base pay. The Board also resolved to extend Mr. Schlotterbeck's relocation support eligibility from April 18, 2002 to October 18, 2004. Under the letter agreements, if Mr. Schlotterbeck terminates his employment with the Company for any reason after November 1, 2002, the Company will pay Mr. Schlotterbeck one year of his then existing base salary as separation pay.

        We have in place a severance plan, which provides employee severance pay and benefits in the event of an involuntary termination without cause. The amount of severance and benefits is based upon position and length of service with the Company and ranges from a minimum of seven weeks' compensation up to one year's base salary for senior executives. The Board of Directors has approved separate change of control agreements under which, in the event of an involuntary termination related to a change in control of the Company, certain senior executives, under certain circumstances, would receive severance of up to two years' base salary and target bonus.

PERFORMANCE GRAPH

        The graph set forth below represents the cumulative total return from December 31, 1996 to December 31, 2001 on our common stock, the American Stock Exchange ("AMEX") Market Value Index and an index composed of a representative grouping of companies from SIC Code 3841 (Surgical & Medical Instruments & Apparatus) which had reportable stock performance from December 31, 1996 to December 31, 2001 (the "Industry Index"). The graph has been prepared by an outside consulting firm. The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
FROM DECEMBER 31, 1996 TO DECEMBER 31, 2001
AMONG ALARIS MEDICAL, INC.,
AMEX MARKET VALUE INDEX AND INDUSTRY INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
ALARIS MEDICAL, INC.	100.00	130.00	156.67	50.00	8.35	84.00
INDUSTRY INDEX	100.00	116.00	158.37	143.95	166.96	190.14
AMEX MARKET INDEX	100.00	120.33	118.69	147.98	146.16	139.43

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is composed of three independent directors, as required by American Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Audit Committee, which is attached as Exhibit A to this Proxy Statement, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

        Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of PricewaterhouseCoopers LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

        PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm's independence. The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

        Based upon the Audit Committee's discussion with management and the independent auditors and its review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002, subject to stockholder ratification.

AUDIT COMMITTEE Hank Brown, Chair Norman M. Dean, Member Henry Green, Member

PROPOSAL 2
APPROVAL OF A PERFORMANCE-BASED INCENTIVE BONUS PLAN

        At the annual meeting, our stockholders will be asked to approve our Performance-Based Incentive Bonus Plan (the "Plan"). The Plan is established by the Board of Directors and the Compensation and Stock Option Committee (the "Committee") for granting performance-based awards based on criteria set forth in the Plan. The Plan is subject to stockholder approval so that compensation earned and paid to executive officers under the Plan may be deductible by the Company for federal income tax purposes, as described. The Plan incorporates and supplements our Performance Incentive Plan ("PIP") that has been used by the Company for a number of years.

        The terms of the Plan and the performance goals under which compensation is to be paid pursuant to the Plan are described below, but this description is qualified in its entirety by reference to the full text of the Plan, which is set forth as Exhibit B to this Proxy Statement.

        PURPOSE.    The Plan is intended to provide motivation for selected employees of the Company and our 50-percent-or-more-owned subsidiaries ("Subsidiaries") to attain and maintain the highest standards of performance, to attract and retain executives of outstanding competence, and to direct the energies of executives toward the achievement of specified business goals established for the Company and our Subsidiaries.

        The Internal Revenue Code (the "Code") imposes a $1 million annual limit on deductions for compensation paid by a publicly held corporation to its chief executive officer and its four highest-paid executive officers (other than the chief executive officer). However, an exception to this deduction limit is provided for performance-based compensation that is paid solely on account of the attainment of one or more pre-established performance goals where the material terms of the performance goals are disclosed to and approved by the corporation's stockholders. Awards granted under the Plan ("Awards") are designed to satisfy this exception, subject to stockholder approval of the material terms of the performance goals under the Plan.

        ADMINISTRATION.    The Plan is administered by the Committee. The Committee has the power to determine which employees will be participants in the Plan and the terms and conditions of all Awards made under the Plan. The Committee has authority and discretion to administer, interpret and to act on the provisions of the Plan and to adopt such rules and regulations for the administration of the Plan as the Committee deems necessary or advisable. Decisions of the Committee will be final, conclusive and binding on all parties, including, without limitation, the Company and Plan participants.

        PARTICIPATION.    Participation in the Plan is widespread, covering employees of the Company and our Subsidiaries who, in the opinion of the Committee, are in a position to have a significant impact on our performance and recommended by management or selected by the Committee to participate in the Plan ("Participants"). As of January 1, 2002, approximately 900 individuals are eligible to Participate in the Plan.

        DETERMINATION OF AWARDS.    On or before the 90th day of the performance period specified by the Committee with respect to each Award, the Committee shall determine the Participants who shall receive Awards. With respect to each Award, the Committee shall establish (i) the performance period over which such Award may be earned, (ii) one or more of the specific business criteria to be used for such Award, (iii) the specific performance target with respect to such business criteria, and (iv) the amount of compensation to be earned and paid pursuant to such Award. The Plan provides that the maximum amount that may be paid to any Participant pursuant to an Award for any single performance period is $3 million for each full year within that performance period. This amount may be pro rated by the Committee on a daily basis for any partial years within the performance period.

        The business criteria for any Award may include one or more of the following, as determined by the Committee: EBITDA, revenues, income, sales, operating earnings or income, earnings per share, cash flow, cash usage, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, sales growth, comparison to peer companies, market share benchmarks or growth, share price benchmarks or growth, organizational development objectives, product quality and reliability measures, strategic initiatives or risk control. In addition, the Committee may grant Awards based on such other appropriate measures of performance, including individual measures of performance, as the Committee determines to be appropriate. Financial performance goals shall be measured by reference to our financial records and our consolidated financial statements.

        At the time an Award is established, the Committee may specify that any performance target or business criteria for any Award will be determined based on specified adjustments to reflect extraordinary organizational, operational or other changes during the performance period of the Award, including, but not limited to, acquisitions, dispositions, expansions, contractions, material non-recurring items of income, gain or loss, changes in generally accepted accounting principles or any other events that might create unwarranted hardships or windfalls to Participants.

        PAYMENT OF AWARDS.    Before March 31 of the calendar year following the end of any performance period, the Committee will determine the amount payable pursuant to each Award granted for that performance period based on the performance under the business criteria compared to the performance goals and the range of percentages specified in the Award, that performance goals specified in the Award have been achieved and that all other conditions for payment of such Award were satisfied.

        Unless otherwise determined by the Committee, and except as otherwise provided in any Participant's employment agreement, if a Participant ceases to be employed by the Company or one of our Subsidiaries before the end of a performance period for any reason other than disability, retirement at or after age 55 or death, the Participant will not be entitled to any payment of any Award for that performance period. If a Participant dies, becomes disabled or retires at or after age 55, the Participant (or his or her legal representative or beneficiary designated under the Plan in the event of death) will receive a payment of a pro rata portion of the amount payable pursuant to the Award that the Participant otherwise would have received based on the ratio of the number of calendar days prior to such event to the total number of calendar days in the performance period.

        In addition, if a Participant takes a position with the Company which is materially different from the position that he or she held at the beginning of the performance period, the Committee may, in its discretion, determine that the Participant will receive a prorated Award if the Committee determines that the new position does not involve comparable or greater responsibilities than the Participant's prior position.

        CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS.    A dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation (or in which it survives only as a subsidiary of another corporation in a transaction in which the stockholders of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders and interest therein immediately prior to the transaction) or a change of control of the Company will cause the Committee to review all outstanding Awards and determine the amount, if any, to be paid to each Participant for all outstanding Awards immediately prior to such transaction or change of control without regard to whether the performance goals specified in the Award have been achieved.

        TERMINATION AND AMENDMENT.    The Board of Directors or the Committee may amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such amendment, suspension, discontinuation or termination shall adversely affect the rights of any Participant in respect of any outstanding Award under the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" THE PERFORMANCE-BASED INCENTIVE BONUS PLAN.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE NON-EMPLOYEE
DIRECTOR STOCK OPTION PLAN

        The Company's Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan") was initially adopted in September 1990 and was last amended in April 2000. On February 26, 2002, the Board adopted, subject to stockholder approval, an amendment to the Directors Plan. With this amendment, the Directors Plan will be renamed the "Non-Employee Director Stock Option Plan" (the "Amended Plan"), which will be a continuation and amendment and restatement of the Directors Plan.

          The amendment to the Directors Plan, if approved by the stockholders, will:

    (i)
    increase, from 500,000 shares to 1,500,000 shares, the aggregate number of shares of common stock issuable under stock options granted under the Directors Plan;

    (ii)
    increase, from 10,000 options to 20,000 options, the number of stock options automatically granted to any individual who becomes an Eligible Director on or after May 22, 2002, and the number of stock options granted to each Eligible Director each year on his or her anniversary date of becoming a director;

    (iii)
    allow each Eligible Director to elect to receive stock options in lieu of cash payment of his or her retainer fee for each calendar quarter commencing on or after July 1, 2002;

    (iv)
    extend, from five to ten years, the term of each stock option granted on or after May 22, 2002; and

    (v)
    extend the term of the Directors Plan through May 22, 2007.

        This amendment to the Directors Plan was adopted by the Board and is being proposed in order to enhance the Company's ability to attract, retain and reward its non-employee directors, and to further align non-employee directors' interests with those of the Company's stockholders. The amendment, if approved by the stockholders, will become effective as of May 22, 2002.

        The material features of the Amended Plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the Amended Plan set forth on Exhibit C to this Proxy Statement.

        ADMINISTRATION.    The Amended Plan is administered by a committee appointed by the Board (the "Plan Committee"). Members of the Plan Committee are not entitled to participate in the Amended Plan. The Plan Committee has the authority to administer the Amended Plan in its discretion, but the Plan Committee does not have the authority to grant stock options or to determine the number of shares of common stock subject to stock options or the exercise price of stock options, all of which are automatic.

        STOCK SUBJECT TO THE AMENDED PLAN.    The maximum aggregate number of shares of common stock authorized for issuance under the Amended Plan is 1,500,000, of which approximately 130,000, in the aggregate, have already been issued or are subject to outstanding stock options as of March 13, 2002. If any stock option granted under the Amended Plan expires or is terminated for any reason without having been exercised in full, the shares of common stock allocable to the unexercised portion of such stock option will be available for regrant. In the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split or recapitalization, the Plan Committee will make proportionate adjustments with respect to the aggregate number of shares of common stock available for issuance under the Amended Plan and the exercise price and number of shares of common stock subject to outstanding stock options.

        ELIGIBILITY AND AWARDS.    The Amended Plan provides for the automatic grant of nonstatutory stock options to Eligible Directors. Only non-employee directors of the Company are eligible to receive stock options under the Amended Plan. There are currently five Eligible Directors.

        ANNUAL GRANT OF STOCK OPTIONS.    Stock options to purchase 20,000 shares of common stock will be granted automatically to any individual who first becomes an Eligible Director on or after May 22, 2002, on the next succeeding business day following his becoming an Eligible Director. In addition, (i) stock options to purchase 20,000 shares of common stock will be granted automatically to each Eligible Director on each anniversary date of his preceding automatic stock option grant under the Directors Plan and every year thereafter during the term of the Amended Plan, provided that such director continues to be an Eligible Director on the date of each such additional grant; and (ii) any Eligible Director who had an anniversary date that occurred on or after January 1, 2002 and before May 22, 2002, with respect to which the Eligible Director received an automatic grant of stock options to purchase 10,000 shares under the Directors Plan, will be granted automatically stock options to purchase an additional 10,000 shares on the next succeeding business day after May 22, 2002.

        STOCK OPTIONS IN LIEU OF CASH RETAINER.    Each Eligible Director will be provided an opportunity to elect, in advance of the first day of each calendar quarter commencing on or after July 1, 2002, to receive payment of his or her retainer for such calendar quarter in the form of stock options instead of cash. Each Eligible Director who makes such an election will be granted automatically on the tenth business day of the first month of each calendar quarter to which such election applies stock options to purchase that number of shares equal to four times the amount of the retainer otherwise payable for such calendar quarter, divided by the fair market value of a share of common stock on the grant date. Any such election may be revoked prospectively only.

        TERMS OF STOCK OPTIONS.    All stock options granted under the Amended Plan will have an exercise price per share equal to the fair market value of a share of common stock on the date of the stock option grant. As of March 13, 2002, the fair market value of a share of our common stock, determined by the average of the highest and lowest sale price per share of our common stock on such date as quoted on the American Stock Exchange, was $2.625.

        Other than stock options granted in lieu of cash retainer payments, all stock options granted to an Eligible Director will vest and become first exercisable in annual installments over a three-year period following the grant date provided that the Eligible Director remains in continuous service on the Board. Stock options granted in lieu of cash retainer payments are fully vested upon grant. Unless terminated earlier, the term of each stock option will be ten years from the date of grant.

        Stock options may be exercised at any time during their term after vesting, unless earlier terminated. Payment for the shares of common stock to be received upon exercise of a stock option may be made in cash, in shares of common stock (determined with reference to their fair market value on the date of exercise) or any combination thereof or, if permitted by the Plan Committee, in any other manner permitted by law.

        Generally, the stock options are nontransferable except upon death. However, the Plan Committee may permit an Eligible Director to transfer a stock option during his lifetime subject to any additional terms and conditions deemed necessary or appropriate by the Plan Committee.

        If an Eligible Director is removed from the Board for cause, all unexercisable stock options held by such person on the date of such removal (whether or not vested) will expire immediately. In the event an Eligible Director is no longer a member of the Board, other than by reason of removal for cause, or becomes an employee of the Company or a subsidiary (whether or not such Eligible Director remains a member of the Board), all unvested stock options expire immediately and all vested stock options expire twelve months thereafter unless by their terms they expire sooner.

        In the event of a Change of Control (as defined in the Amended Plan), all stock options not vested on or prior to the effective time of any such Change of Control will vest immediately prior to such effective time. Unless otherwise determined by the Plan Committee at the time of a Change of Control, in the event of a Change of Control all outstanding stock options will terminate and cease to be outstanding immediately following the Change of Control; provided, however, that no such stock option termination will occur unless an Eligible Director is first given five business days, following prior written notice, to exercise such person's outstanding vested stock options at the effective time of the Change of Control, or to receive cash in an amount per share of common stock subject to such stock options equal to the amount by which the price paid for a share of common stock (determined on a fully diluted basis and taking into account the exercise price, as determined by the Plan Committee) in the Change of Control exceeds the per share exercise price of such stock options. The Plan Committee in its discretion may make provisions for the assumption of outstanding stock options, or the substitution for outstanding stock options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

        PRO FORMA NEW PLAN BENEFITS TABLE.    The Pro Forma New Plan Benefits Table below illustrates the approximate number of additional stock options Eligible Directors would have been entitled to receive in 2001, in the aggregate, had the Amended Plan been effective as of January 1, 2001.(1)

		Number of Stock Options
Position	Stock Price	Additional Automatic Grant	Grant in Lieu of Retainer	Total Additional Shares
Non-Executive Director Group (5)	$3.165	50,000	157,960	207,960
(1)
Includes under "Additional Automatic Grant," 10,000 additional stock options each Eligible Director would be entitled to receive under the Amended and Restated Plan. Assumes each of the five Eligible Director elects to receive stock options every quarter in lieu of his fixed annual retainer fee of $25,000 as provided by the Amended and Restated Plan (the aggregate amount of compensation exchanged for stock options in lieu of cash equals $125,000). Assumes a constant stock price at option grant ($3.165 per share, as determined by the average of the highest and lowest sale price per share of our common stock on December 31, 2001 as quoted on the American Stock Exchange).

        AMENDMENTS AND TERMINATION.    No stock option may be granted pursuant to the Amended Plan on or after May 22, 2007, but stock options granted before then may extend beyond such date. The Board may, insofar as permitted by law, from time to time, with respect to any shares of common stock at the time not subject to stock options, suspend or terminate the Amended Plan or, except as otherwise provided, revise or amend the Amended Plan in any respect whatsoever. However, any revision or amendment that would cause the Amended Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company will not be effective unless and until such approval is obtained. No amendment, suspension or termination of the Amended Plan that would adversely affect the right of any Eligible Director with respect to a stock option previously granted under the Amended Plan will be effective without the written consent of such Eligible Director.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES.    No tax consequences result from the grant of stock options. An Eligible Director who exercises a stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurs. The Eligible Director's basis in such shares will be the fair market value on the date income is realized, and when the Eligible Director disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

        THE BOARD OF DIRECTORS RECOMMEND STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP was engaged to audit our consolidated financial statements in 2001. The Board of Directors, upon the recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP to audit our consolidated financial statements, subject to stockholder ratification.

        AUDIT FEES.    The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately $454,000. During 2001 the Company agreed to pay PricewaterhouseCoopers LLP an additional $100,000 for audit work related to their audit of the Company's 2000 consolidated financial statements.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION.    The Company incurred no expense in respect of professional services rendered by PricewaterhouseCoopers LLP relating to designing, implementing managing and/or operating the Company's information systems or local area network for the 2001 fiscal year.

        ALL OTHER FEES.    The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP relating to all other non-audit services, including tax-related services for the 2001 fiscal year was approximately $667,000. Included in this amount is $216,000 related to services provided in connection with the issuance by ALARIS Medical Systems, Inc. of $170 million of its 11 5/8% senior secured notes in October 2001, $282,000 related to income tax compliance and consulting, $91,000 related to statutory and employee benefit plan related audits and $78,000 for other services.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

        THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

STOCKHOLDER PROPOSALS FOR 2003

        To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on December 13, 2002, addressed to the Corporate Secretary.

        Stockholders intending to present a proposal for consideration at the 2003 Annual Meeting, but not to include the proposal in the proxy statement, must comply with the requirements set forth in the Company's By-Laws which require that written notice of intent to present such a proposal be received by the Corporate Secretary or Assistant Secretary no earlier than February 21, 2003 and no later than March 23, 2003. Otherwise such notice will be considered untimely and the Company will not be required to present it at the 2003 Annual Meeting.

FORM 10-K FOR FISCAL YEAR 2001

        A copy of the Company's report for the year ended December 31, 2001 on Form 10-K is enclosed with this Proxy Statement.

OTHER MATTERS

        The Board of Directors is soliciting the enclosed proxy. We will pay the cost of the solicitation. Proxies may be solicited by mail, telephone or personal interview by our employees without additional compensation.

        We will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by us for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of our stock.

        Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting and all adjournments thereof, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

By Order of the Board of Directors,
/s/ STUART E. RICKERSON Stuart E. Rickerson Secretary

San Diego, California
April 12, 2002

Exhibit A

AUDIT COMMITTEE CHARTER
ALARIS Medical, Inc.

        Under the by-laws of ALARIS Medical, Inc. (the "Company"), the Board of Directors (the "Board") may appoint committees and confer powers on such committees. The Audit Committee is one such committee.

        The Audit Committee has adopted the following charter (the "Charter") to define its composition, responsibilities and operation. The Audit Committee shall review and reassess the adequacy of the Charter on an annual basis. The Charter also shall be disclosed to the Company's stockholders, as part of the Company's annual meeting proxy statement or otherwise, as frequently as required under applicable securities laws or regulations, including the listing requirements of the American Stock Exchange (the "AMEX").

APPOINTMENT

        The Chairman of the Board shall appoint, subject to ratification by the Board, three or more directors of the Company to constitute an Audit Committee, which shall serve at the pleasure of the Board and meet the requirements of the AMEX. Vacancies in the membership of the Audit Committee shall be filled in like manner.

MEMBERSHIP

        Each member of the Audit Committee shall meet the independence requirements set out by the AMEX. Additionally, each Audit Committee member shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall also have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual's financial sophistication.

DUTIES AND POWERS

        The principal functions of the Audit Committee are to:

(i)	ensure receipt from the Company's independent public accountants of a formal written statement delineating all relationships between the independent public accountants and the Company, as set forth in the Independence Standards Board Standard 1;
(ii)
actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants;
(iii)	take, or recommend that the full Board take, appropriate action to oversee the independence of the independent public accountants;
(iv)	review and recommend to the directors the independent public accountants to be selected to audit the financial statements of the Company and its subsidiaries;
(v)
have a clear understanding with the independent public accountants that they are ultimately accountable to the Audit Committee and the Board, as stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services;
(vi)	review and approve the scope of the audit and related fees;
(vii)	review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management;

(viii)	discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal control structure;
(ix)	meet separately from management with the independent public accountants;
(x)	consider other audit and nonaudit matters from time to time as requested by the full Board;
(xi)
review the quarterly financial statements with financial management and the independent public accountants prior to the filing of the Form 10-Q to determine that the independent public accountants do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the independent public accountants. The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review;
(xii)	prepare any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included the Company's annual proxy statement; and
(xiii)	report to the full Board on its activities.

MEETING

        The Audit Committee may meet at stated times, at least four times per year, without notice, or on notice to all Audit Committee Members by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or by one of the members of the Audit Committee.

QUORUM/VOTING

        A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Audit Committee.

MINUTES

        The Audit Committee shall keep regular minutes of its proceedings and make copies thereof available to the Board at its meetings.

        The major functions of reviewing the scope and results of the independent public accountant's audit examination normally include the following:

REVIEWING THE SCOPE OF THE AUDIT AND RELATED FEES

        In reviewing the scope of the audit, the Audit Committee meets with the independent public accountants and the Company's management to obtain an understanding of:

  (i)
  the annual financial reporting requirements of the Company;

  (ii)
  the Company's accounting, financial and operating controls upon which the independent public accountants base the scope of their audits;

  (iii)
  the extent and nature of internal audit procedures and how this activity is coordinated with the work of the independent public accountants;

  (iv)
  the significance to the independent public accountants of separate operations in multi-location companies, the reasons for the independent public accountants' selections of certain locations to be visited and their system of rotating audit locations from year to year;

  (v)
  the extent to which independent public accountants other than the principal independent public accountants are used and the reasons therefor; and

  (vi)
  the audit and nonaudit fees of the independent public accountants.

REVIEWING THE RESULTS OF THE AUDIT

        At the conclusion of the audit, the Audit Committee meets with the independent public accountants to:

  (i)
  discuss the accounting principles and policies used by the Company in preparing the financial statements of the Company and any particular concerns or issues related thereto;

  (ii)
  discuss whether the financial statements are in accordance with generally accepted accounting principles and the applicable requirements of the Securities and Exchange Commission;

  (iii)
  discuss significant judgments and estimates inherent in the preparation of the financial statements;

  (iv)
  review their evaluation of the technical competency of the financial and accounting management of the Company; and

  (v)
  review their suggestions for improvement in the accounting, financial and operating controls of the Company.

OTHER MATTERS

        The Audit Committee is empowered to engage the necessary resources (including external) to fulfill its oversight responsibilities.

COMMUNICATING THE RESULTS OF THE
AUDIT COMMITTEE'S ACTIVITIES TO THE FULL BOARD

        The agenda for Audit Committee meetings, together with any background material, form the basis for a report to the Board regarding the topics covered and conclusions reached by the Audit Committee.

        The minutes of Audit Committee meetings are attached to the minutes of the Board meeting at which the report of the Audit Committee meeting is reviewed.

        Minutes of Audit Committee meetings become a part of the records of the Board.

LIMITATION ON RESPONSIBILITIES AND POWERS

        While the Audit Committee has the responsibilities and powers set forth above in this Charter, it is not the duty or responsibility of the Audit Committee:

  (i)
  to plan or conduct audits;

  (ii)
  to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles (this determination shall remain the responsibility of management and the independent public accountants);

  (iii)
  to conduct investigations;

  (iv)
  to resolve disagreements, if any, between management and the independent public accountants; or

  (v)
  to assure compliance with the Company's internal policies, accounting rules and other applicable laws and regulations.

Exhibit B

PERFORMANCE-BASED INCENTIVE BONUS PLAN
ALARIS Medical, Inc.

Section 1. PURPOSES

        The purposes of the ALARIS Medical, Inc. Performance-Based Incentive Bonus Plan (the "Plan") are:

  (a)
  to provide greater motivation for selected employees of ALARIS Medical, Inc. and its Subsidiaries (collectively, the "Company") to attain and maintain the highest standards of performance,

  (b)
  to attract and retain employees of outstanding competence,

  (c)
  to direct the energies of employees toward the achievement of specific business goals established for the Company and its Subsidiaries, and

  (d)
  to the extent desirable, qualify such awards as may be made under the Plan under Section 162(m)(4)(C) of the Internal Revenue Code (the "Code").

Section 2. ADMINISTRATION AND INTERPRETATION

  (a)
  The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of not fewer than two non-employee members of the Board.

  (b)
  The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or advisable. The Committee shall have full and exclusive power to administer this Plan and take all actions prescribed hereunder. Decisions and actions of the Committee shall be final, conclusive and binding upon all parties, including, without limitation, the Company and the employees who participate in the Plan. The Committee shall determine all terms and conditions of all awards granted under the Plan (the "Awards").

  (c)
  This Plan incorporates and supplements the Company's Performance Incentive Plan ("PIP") and its other performance-based plans. The PIP and such other plans, including those already adopted by the Committee for 2002, are included in this Plan to the extent they have been or may be reviewed and approved by the Committee.

Section 3. PARTICIPATION

  (a)
  Unless otherwise determined by the Committee in its sole discretion, or as provided in a Participant's employment agreement, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a performance period for any reason other than disability (as determined by the Company), retirement at or after age 55, or death, his or her participation in the Plan for such performance period will terminate forthwith and he or she will not be entitled to any Award for such performance period. If, prior to the end of a performance period, a Participant's employment ceases because of disability (as determined by the Company), retirement at or after age 55, or death, or if the effective date of participation by a Participant for any performance period shall be after January 1 of such performance period, the Participant shall be entitled to receive only that proportion of the amount, if any, that he or she otherwise would have received under the Plan for the full performance period which the number of calendar days of his or her participation in the Plan during such period bears to the total number of calendar days in such performance period.

  (b)
  The term "Subsidiary" shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.

Section 4. DETERMINATION OF AWARDS

  (a)
  The Committee shall determine the individuals who shall receive Awards and the terms of each Award on or before the 90th day of the performance period with respect to such Award.

  (b)
  With respect to each Award, the Committee may establish:

(i)	the performance period over which such Award may be earned,
(ii)	one or more specific business criteria to be used for such Award,
(iii)	the specific performance targets with respect to such business criteria, and
(iv)	the amount of compensation to be earned and paid pursuant to each Award.
  (c)
  For the purposes of the Plan, Awards may be based on one or more of the following business criteria, as determined by the Committee:

(i)	EBITDA,
(ii)	revenues,
(iii)	net income,
(iv)	sales,
(v)	operating earnings or income,
(vi)	earnings per share,
(vii)	cash flow,
(viii)	cash usage,
(ix)	absolute and/or relative return on equity or assets,
(x)	pre-tax profits,
(xi)	earnings growth,
(xii)	sales growth,
(xiii)	comparison to peer companies,
(xiv)	market share benchmarks or growth,
(xv)	share price benchmarks or growth,
(xvi)	organizational development objectives,
(xvii)	product quality and reliability measures,
(xviii)	strategic initiatives,
(xix)	risk control,
(xx)	any combination of the foregoing or
(xxi)	such other appropriate measures of performance, including individual measures of performance.

        Financial performance shall be measured by reference to the Company's financial records and the consolidated financial statements of the Company.

        (d)  At the time an Award is established, the Committee may specify that any performance target or business criteria for such Award shall be determined based on specified adjustments to reflect extraordinary organizational, operational or other changes that have occurred during the performance period, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income, gain or loss, changes in generally accepted accounting principles or any other events that might create unwarranted hardships or windfalls to Participants.

        (e)  In addition, the Committee may award a discretionary bonus in an amount as the Committee in its discretion may determine regardless of whether or not such amounts are deductible under Code section 162(m).

        (f)    The maximum amount that may be paid to any Participant pursuant to an Award for any single performance period shall be three million dollars ($3,000,000.00) for each full year within such performance period. Such amount may be pro rated by the Committee on a daily basis for any partial years within the performance period.

        (g)  If, during the course of a performance period, the Participant takes a position with the Company which is materially different from the position which he or she held at the commencement of the performance period, and the Committee determines that such new position does not involve comparable or greater responsibilities than such Participant's prior position, then the Committee will decide, in its sole and absolute discretion, whether the Participant will receive a prorated Award for such performance period. Such a prorated Award will be paid if the Committee determines that the relevant performance goals have been achieved.

Section 5. PAYMENT OF AWARDS

        (a)  On or before March 31 of the year subsequent to any performance period, the Committee shall determine the amount payable pursuant to each Award granted for such performance period based on the actual performance compared to the performance goals and the range of percentages specified in the Award. Prior to the payment of any amounts pursuant to any Awards, the Committee will determine if the performance goal or goals specified in the Award have been achieved and will review and approve that the performance target or targets and all other conditions for payment of such Award were satisfied.

        (b)  No Award or amount payable pursuant to any Award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless the plan document for any such insurance, profit-sharing, retirement or other benefit provides otherwise.

        (c)  There is no requirement that the maximum amount available for Awards in any year be awarded, nor that an Award will be granted to any particular Participant for any year. Any portion of any amount available for making Awards for any year that shall not have been awarded shall not carry over or increase the maximum amount of Awards payable in any subsequent year.

Section 6. DEATH OF PARTICIPANT

        Any portion of an Award payable with respect to a Participant who has died shall be paid to his or her legal representatives, or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant.

Section 7. NON-ASSIGNABILITY AND CONTINGENT NATURE OF RIGHTS

        No Participant, no person claiming through him or her, nor any other person shall have any right or interest in the Plan or its continuance, or in the payment of any Award under the Plan unless and until all the provisions of the Plan, the rules adopted thereunder, and restrictions and limitations on the Award itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

Section 8. SOURCE OF PAYMENTS

        The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of a general unsecured creditor.

Section 9. TAX WITHHOLDING

        The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10. CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS

        A dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation (or in which it survives only as a subsidiary of another corporation in a transaction in which the stockholders of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders and interests therein immediately prior to the transaction) or a change of control of the Company shall cause the Committee to review all outstanding Awards and determine the amount to be paid to each Participant for all outstanding Awards immediately prior to such dissolution, liquidation, merger, consolidation or change in control, without regard to the determination as to the achievement of the objective performance goals.

Section 11. TERMINATION AND AMENDMENT

        The Committee or the Board may at any time terminate or from time to time modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of the Plan in such respects as the Committee or the Board may deem advisable, PROVIDED that no such termination or modification shall impair any rights with respect to any outstanding Awards under the Plan.

Section 12. NO RESTRICTION ON RIGHT TO EFFECT CHANGES

        The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, or any other event or series of events, whether of a similar character or otherwise.

Section 13. HEADINGS

        The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 14. GOVERNING LAW

        This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 15. NO CONTRACT OF EMPLOYMENT OR RIGHT TO AWARDS

        Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted Awards under the Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.

Section 16. EFFECTIVE DATE

        The Plan shall be effective as of the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders to the extent required by Code section 162(m).

Exhibit C

Non-Employee Director Stock Option Plan
ALARIS Medical, Inc.

Section 1. NAME

        The name of this plan, effective as of May 22, 2002, is the Non-Employee Director Stock Option Plan. This plan is a continuation, and amendment and restatement, of the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended effective April 17, 2000.

Section 2. DEFINITIONS

        For the purposes of the Plan, the following terms shall be defined as set forth below:

        (a)  "Board" means the board of directors of the Company.

        (b)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

        (c)  "Committee" or "Plan Committee" means the committee appointed by the Board to administer the Plan as provided in Section 4(a).

        (d)  "common stock" means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

        (e)  "Company" means ALARIS Medical, Inc., a Delaware corporation.

        (f)    "Effective Date" means September 7, 1990.

        (g)  "Employee" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

        (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

        (i)    "Fair Market Value" of a Share as of a specified date means, except as otherwise reasonably determined by the Committee based on reported prices of a Share, (i) the average of the highest and lowest market prices of a Share on such date as reported in the American Stock Exchange (or the principal exchange on which the Shares are then traded) composite transactions published in the Eastern Edition of The Wall Street Journal or, if no trading of common stock is reported for that day, the next preceding day on which trading was reported, or (ii) if the Shares are traded in the over-the-counter market, the average of the highest bid and lowest asked prices per Share on the specified date (or the next preceding date on which trading was reported) as reported through the NASDAQ system or any successor thereto.

        (j)    "Non-Employee Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an Employee nor an Officer (other than an officer who does not receive a salary as an officer) of the Company or of any Subsidiary on the date of the grant of the NQSO; and (iii) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary of the Company and the Chairman of the Committee within thirty days after his initial election or appointment to the Board to decline to participate in the Plan.

        (k)  "NQSO" means an option granted under this Plan, which option is not qualified under Section 422 of the Code.

        (l)    "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the by-laws of the Company or a Subsidiary, as the case may be, to serve as such.

        (m)  "Participant" means a Non-Employee Director who is granted a NQSO under the Plan.

        (n)  "Plan" means this Non-Employee Director Stock Option Plan, as amended from time to time.

        (o)  "Retainer" means the fixed fee payable to a Non-Employee Director in effect on the first day of each calendar quarter for which such fee is payable for services to be rendered as a Non-Employee Director during such calendar quarter, excluding meeting fees.

        (p)  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

        (q)  "Share" means one share of common stock, adjusted in accordance with Section 9(b), if applicable.

        (r)  "Stock Option Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the NQSO.

        (s)  "Subsidiary" means any corporation or entity of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power, unless the Committee shall determine that any such corporation or entity shall be excluded hereunder from the definition of the term Subsidiary.

Section 3. PURPOSE

        The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

Section 4. ADMINISTRATION

        (a)  Composition of the Committee

        The Plan shall be administered by a Committee appointed by the Board consisting of no less than two individuals. Members of the Committee need not be members of the Board, Officers or Employees of the Company. Members of the Committee shall not be entitled to participate in the Plan. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

        (b)  Actions by the Committee

        The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        (c)  Powers of the Committee

        The Committee shall have the authority to administer the Plan in its sole and absolute discretion; PROVIDED, HOWEVER, that the Committee shall have no authority to grant NQSOs, to determine the number of Shares subject to NQSOs or the price at which each Share covered by a NQSO may be purchased pursuant to the Plan, all of which shall be automatic as described in Section 8. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

        (d)  Liability of Committee Members

        No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant or exercise of a NQSO thereunder.

        (e)  NQSO Accounts

        The Company will maintain a separate account record for each Participant. Whenever NQSOs are granted to or exercised by a Participant, the Participant's account shall be appropriately credited or debited. Appropriate adjustment shall also be made with respect to each account in the event of an adjustment pursuant to Section 9(b).

Section 5. EFFECTIVE DATE AND TERM OF THE PLAN

        (a)  Effective Date of the Plan

        The Plan in its original form was adopted by the Board on July 12, 1990, and became effective on September 7, 1990. The Plan was subsequently amended several times, with each such amendment approved by the stockholders of the Company, and the last such amendment becoming effective April 17, 2000. The Plan, as set forth in this amendment and restatement, was adopted by the Board on February 26, 2002, to become effective as of May 22, 2002, subject to approval by the stockholders of the Company at a meeting duly called and held within twelve months following the date of Board approval.

        (b)  Term of the Plan

        No NQSO shall be granted pursuant to the Plan on or after May 22, 2007, but NQSOs granted before then may extend beyond that date.

Section 6. SHARES SUBJECT TO THE PLAN

        The maximum aggregate number of Shares which may be subject to NQSOs granted to Non-Employee Directors under the Plan during its term shall be 1,500,000. The limitation on the number of Shares which may be subject to NQSOs under the Plan shall be subject to adjustment as provided in Section 9(b). If any NQSO granted under the Plan expires or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NQSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding NQSOs.

Section 7. SOURCE OF SHARES ISSUED UNDER THE PLAN

        Common stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

Section 8. NON-QUALIFIED STOCK OPTION

        (a)  Grant of NQSOs

        An individual who first becomes a Non-Employee Director on or after May 22, 2002, shall be granted automatically NQSOs to purchase 20,000 Shares on the next succeeding business day after becoming a Non-Employee Director. In addition, (i) NQSOs to purchase 20,000 Shares shall be granted automatically to each Non-Employee Director on each anniversary date of his preceding automatic NQSO grant (the "Anniversary Date") under the Plan and every year thereafter during the term of the Plan, provided that said Non-Employee Director continues to be a member of the Board on the date of each such additional grant; and (ii) any Non-Employee Director who had an Anniversary Date that occurred on or after January 1, 2002 and before May 22, 2002, with respect to which the Non-Employee Director received an automatic grant of NQSOs to purchase 10,000 Shares, shall be granted automatically NQSOs to purchase 10,000 Shares on the next succeeding business day after May 22, 2002. NQSOs shall be granted in the aforesaid manner until the date on which the Shares available for grant shall no longer be sufficient to permit grants of NQSOs covering 20,000 Shares to be made to each Non-Employee Director entitled to a grant as of such date, in which event the Shares then available for grant shall be allocated on a PRO RATA basis among the Non-Employee Directors entitled to a grant of NQSOs as of such date.

        (b)  Exercise Price

        The price at which each Share covered by a NQSO may be purchased pursuant to this Plan shall be equal to the Fair Market Value of a Share on the date of the NQSO grant.

        (c)  Terms and Conditions

        All NQSOs granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or NQSO), approved by the Committee which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

    (i)
    except as set forth in Sections 8(a), 8(g) and 10, all NQSOs granted to a Participant shall vest and become first exercisable at the rate of one-third of the Shares subject to the NQSOs for each twelve month period of continuous service on the Board (from the date of grant of the NQSO) by such Participant, rounded down to the nearest whole number for each of the first two twelve month periods and rounded up to the nearest whole number for the third twelve month period of service;

    (ii)
    the failure of a NQSO to vest for any reason whatsoever shall cause the NQSO to expire and be of no further force or effect;

    (iii)
    unless terminated earlier pursuant to Sections 8(f) or 10, the term of each NQSO granted on or after May 22, 2002 shall be ten years from the date of grant;

    (iv)
    no NQSO or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no NQSO or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Participant, and an NQSO shall be exercisable during the lifetime of the holder only by him or by his guardian or legal representative, except that a NQSO may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferee in accordance with the terms of such NQSO, subject to any terms and conditions which the Committee may impose thereon. A transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Stock Option Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee; and

    (v)
    payment for the Shares to be received upon exercise of a NQSO may be made in cash or in Shares (determined with reference to their Fair Market Value on the date of exercise), or any combination thereof.

        (d)  Additional Means of Payment

        Any Stock Option Agreement may, in the sole and absolute discretion of the Committee, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Participant to the Company.

        (e)  Exercise

        The holder of a NQSO may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Committee may determine, specifying the number of Shares with respect to which such NQSO is being exercised. Such notice shall be accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option with respect to the full number of Shares as to which the Option is then exercisable.

        (f)    Termination of NQSOs.

        NQSOs granted under the Plan shall be subject to the following events of termination:

    (i)
    in the event a Participant is removed from the Board for cause, all unexercised NQSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately;

    (ii)
    in the event a Participant is no longer a member of the Board, other than by reason of removal for cause, all NQSOs which remain unvested at the time the Participant is no longer a member of the Board shall expire immediately, and all NQSOs which have vested prior to such time shall expire twelve months thereafter unless by their terms they expire sooner; and

    (iii)
    in the event a Participant becomes an Officer or Employee of the Company or a Subsidiary (whether or not such Participant remains a member of the Board) all NQSOs which remain unvested on the date such Participant becomes an Officer or Employee of the Company shall expire immediately, and all NQSOs which have vested prior to such date shall expire twelve months thereafter unless by their terms they expire sooner.

        (g)  NQSOs in Lieu of Cash Retainer

        Each Non-Employee Director shall be provided with the opportunity to elect, in advance of the first day of each calendar quarter (or within ten days after first becoming a Non-Employee Director, if later) commencing on or after July 1, 2002, to receive payment of the Retainer for such calendar quarter in the form of NQSOs rather than in cash. Each Non-Employee Director who makes such an election shall be granted automatically on the tenth business day of the first month of each calendar quarter (or within ten business days after first becoming a Non-Employee Director, if later) to which such election applies NQSOs to purchase that number of Shares (rounded down to the nearest whole share) equal to (i) the product of four multiplied by the amount of the Retainer otherwise payable for such calendar quarter, divided by (ii) the Fair Market Value of a Share on the date of grant. Any such election shall be made in writing delivered to the Committee before the first day of the first calendar quarter to which it shall apply and shall remain in effect indefinitely during the Non-Employee Director's period of service on the Board, unless revoked in a writing delivered to the Committee prior to the first day of the first calendar quarter with respect to which such revocation is to apply. NQSOs granted pursuant to this Section 8(g) shall be fully vested and exercisable as of the date of grant, but shall otherwise be subject to all the provisions of Sections 8(b), 8(c), 8(d), 8(e), and 8(f).

Section 9. RECAPITALIZATION

        (a)  Corporate Flexibility

        The existence of the Plan and the NQSOs granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any NQSO or underlying Shares.

        (b)  Adjustments Upon Changes in Capitalization

        Except as otherwise provided in Section 10 below, in the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split or recapitalization, the Committee shall make proportionate adjustments with respect to: (i) the aggregate number of Shares available for issuance under the Plan; (ii) the number of shares subject to each grant under the Plan; (iii) the number and exercise price of Shares subject to outstanding NQSOs; and (iv) such other matters as shall be appropriate in light of the circumstances; PROVIDED, HOWEVER, that the number of Shares subject to any NQSO shall always be a whole number.

Section 10. CHANGES OF CONTROL

        In the event of a Change of Control (as defined below), all NQSOs not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time. Unless otherwise determined by the Committee at the time of a Change of Control, in the event of a Change of Control all outstanding NQSOs shall terminate and cease to be outstanding immediately following the Change of Control; PROVIDED, HOWEVER, that no such NQSO termination shall occur unless a Participant shall have been given five business days, following prior written notice, to exercise such Participant's outstanding vested NQSOs at the effective time of the Change of Control, or to receive cash in an amount per Share subject to such NQSOs equal to the amount by which the price paid for a Share (determined on a fully diluted basis and taking into account the exercise price, as determined by the Committee) in the Change of Control exceeds the per share exercise price of such NQSOs. The Committee in its discretion may make provisions for the assumption of outstanding NQSOs, or the substitution for outstanding NQSOs of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

        A "Change of Control" will be deemed to occur on the date any of the following events occur:

        (a)  any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and Jeffry M. Picower (including, any of his Affiliates and any lineal descendant of Mr. Picower, any widow or then current spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least 90% beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (the "Picower Group")) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company or any Significant Subsidiary (as defined below) representing greater than 10% of the total combined voting power of the Company or the Significant Subsidiary entitled to vote in the election of the board of directors of the Company or the Significant Subsidiary; PROVIDED, HOWEVER, that such event shall not constitute a Change of Control unless and until the combined voting power of such securities owned beneficially, directly or indirectly, by such person or persons is greater than the combined voting power of all such securities owned beneficially, directly or indirectly, by Mr. Picower and the Picower Group;

        (b)  persons other than the Current Directors (as herein defined) constitute a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of May 1, 1997, and any successor of any such member whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the Current Directors then on the Board or by Mr. Picower or the Picower Group);

        (c)  the consummation of (i) a plan of liquidation of all or substantially all of the assets of the Company or any Subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary"), or (ii) an agreement providing for the merger or consolidation of the Company or a Significant Subsidiary (A) in which the Company or a Significant Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all Shares of the Company or common stock in the Significant Subsidiary outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Company ceases to exist) the surviving corporation assumes all the NQSO, or (B) pursuant to which, even though the Company is the continuing or surviving corporation, the Shares of the Company or common stock in the Significant Subsidiary are converted into cash, securities or other property; PROVIDED, HOWEVER, that no "Change of Control" shall be deemed to occur as the result of a consolidation or merger of the Company or a Significant Subsidiary in which the holders of the Shares of the Company immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

        (d)  the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or a Significant Subsidiary other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares immediately prior to such sale or disposition.

Section 11. SECURITIES LAW REQUIREMENTS

        No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the common stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

Section 12. AMENDMENT AND TERMINATION

        (a)  Modifications to the Plan

        The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to NQSOs, suspend or terminate the Plan or, subject to Sections 8(a) and 8(b), revise or amend the Plan in any respect whatsoever. However, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company shall not be effective unless and until such approval is obtained.

        (b)  Rights of Participant

        No amendment, suspension or termination of the Plan or of any NQSO that would adversely affect the right of any Participant with respect to a NQSO previously granted under the Plan will be effective without the written consent of the affected Participant.

Section 13. MISCELLANEOUS

        (a)  Stockholders' Rights

        No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant having been granted a NQSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NQSO, except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise.

        (b)  Other Compensation Arrangements

        Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

        (c)  Treatment of Proceeds

        Proceeds realized from the exercise of NQSOs under the Plan shall constitute general funds of the Company.

        (d)  Costs of the Plan

        The costs and expenses of administering the Plan shall be borne by the Company.

        (e)  No Right to Continue as director

        Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

        (f)    Severability

        The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        (g)  Governing Law

        The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

        (h)  Headings

        The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

ALARIS MEDICAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2002

        The undersigned stockholder of ALARIS MEDICAL, INC. (the "Company") hereby appoints William C. Bopp, Norman M. Dean and David L. Schlotterbeck, or any of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2002 at 10:00 a.m. at the Harvard Club of New York, 27 West 44th Street, New York, New York, and all adjournments thereof, with respect to:

1.
The election of directors;

2.
The approval of a performance-based incentive bonus plan;

3.
The approval of an amendment to the Non-Employee Director Stock Option Plan;

4.
The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002; and

5.
The transaction of such other business as may properly come before the meeting and all adjournments thereof.

        The proxy will be voted in accordance with the instructions given on the other side and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES (2) FOR THE APPROVAL OF A PERFORMANCE-BASED INCENTIVE BONUS PLAN (3) FOR THE APPROVAL OF AN AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND (4) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2002.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark your votes as indicated in this example    ☒

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.
PROPOSAL 1—	Election of directors: 01 Norman M. Dean, 02 Henry Green, 03 David L. Schlotterbeck, 04 Barry D. Shalov, 05 William T. Tumber and 06 Hank Brown.

☐	FOR the nominees listed above (except as written to the contrary below) and, unless otherwise indicated, with discretion of the proxies to cumulate votes, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.	☐	WITHHOLD AUTHORITY to vote for all nominees listed above
(To withhold authority to vote for any nominee write that nominee's name in the space provided below)		To vote cumulatively, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.
PROPOSAL 2—	The approval of a performance-based incentive bonus plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 3.
PROPOSAL 3—	The approval of an amendment to the Non-Employee Director Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 4.
PROPOSAL 4—	The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ami		Telephone 1-800-435-6710		Mail
Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to enter
your control number, located in
the box below, to create and
submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
please do NOT mail back your proxy card.

QuickLinks

ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2001
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND OPTION VALUES AS OF DECEMBER 31, 2001
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN FROM DECEMBER 31, 1996 TO DECEMBER 31, 2001 AMONG ALARIS MEDICAL, INC., AMEX MARKET VALUE INDEX AND INDUSTRY INDEX
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPROVAL OF A PERFORMANCE-BASED INCENTIVE BONUS PLAN
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2003
FORM 10-K FOR FISCAL YEAR 2001
OTHER MATTERS
AUDIT COMMITTEE CHARTER ALARIS Medical, Inc.
COMMUNICATING THE RESULTS OF THE AUDIT COMMITTEE'S ACTIVITIES TO THE FULL BOARD
LIMITATION ON RESPONSIBILITIES AND POWERS
PERFORMANCE-BASED INCENTIVE BONUS PLAN ALARIS Medical, Inc.
Non-Employee Director Stock Option Plan ALARIS Medical, Inc.